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                                                       Exhibit 23
               CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (No. 33-44115, No. 33-31819, No. 33-23504,
No. 33-7499, No. 2-89925, No. 33-10106, No. 33-38044, and No. 33-16987)
of Compaq Computer Corporation of our report dated January 24, 1995, which appears on page 15 of this Form 10-K for the year ended December 31, 1994. We also consent to the reference to us under the heading "Selected Consolidated Financial Data" in this Form 10-K. However, it should be noted that Price Waterhouse LLP has not prepared or certified such "Selected Consolidated Financial Data."

PRICE WATERHOUSE LLP

Houston, Texas
February 21, 1995